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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 16, 2004

                       TRANSACT TECHNOLOGIES INCORPORATED

             (Exact name of registrant as specified in its charter)





        Delaware                    0-21121                    06-1456680
(State or other jurisdiction    (Commission file number)   (I.R.S. employer
of incorporation)                                          identification no.)

7 Laser Lane, Wallingford, CT                                    06492
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code:     (203) 269-1198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.
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On December 16, 2004, TransAct Technologies Incorporated ("TransAct") entered into a supply, sales and license agreement with IGT, a subsidiary of International Game Technology ("IGT"). Under the terms of the agreement, IGT granted TransAct a worldwide, non-exclusive, non-transferable license to incorporate IGT's Netplex protocol (which provides the ability for communication between peripheral devices that incorporate Netplex and IGT gaming machines) into certain TransAct thermal printers so that they may be sold for use with IGT gaming machines. The agreement also calls for IGT to integrate TransAct's Epic 950/TM/ into all currently supported IGT gaming machine platforms and to ultimately obtain regulatory approvals in all jurisdictions where IGT distributes gaming machines with ticket printing capabilities. TransAct expects to incur approximately $500,000 of costs related to such integration. In addition, the agreement provides that IGT shall make TransAct's Epic 950/TM/ printer available as a standard option on all IGT gaming machine platforms.

The agreement shall continue for three years beginning upon the receipt of certain jurisdictional and gaming board approvals. The agreement shall automatically renew for additional one year periods unless terminated by either party in writing at least thirty days prior to the end of the initial term or the then-current renewal term.


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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


TRANSACT TECHNOLOGIES INCORPORATED



By: /s/ Steven A. DeMartino
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Steven A. DeMartino
Executive Vice President and
Chief Financial Officer



Date: December 20, 2004



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